                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                         ENVIRONMENTAL SAFEGUARDS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         ENVIRONMENTAL SAFEGUARDS, INC.
                        2600 SOUTH LOOP WEST, SUITE 645
                              HOUSTON, TEXAS 77054

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 22, 2001

Our Annual Meeting of Stockholders (the "Annual Meeting") of Environmental Safeguards, Inc. will be held at the Holiday Inn Astrodome, 8111 Kirby Drive, Houston, Texas on June 22, 2001 at 10:00 AM (CST) for the following purposes:

     (1A) To elect three (3) directors by the voting of Common Stock

     (1B) To elect one (1) director by the voting of Series B Convertible
Stock.

     (2) To ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2001.

     (3) To act upon such other business as may properly come before the Annual Meeting.

Only holders of our Common Stock and holders of our Series B Convertible Preferred Stock of record at the close of business on April 27, 2001, will be entitled to vote at our Annual Meeting or any adjournment thereof.

You are cordially invited to attend our Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy to us promptly. Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ James S. Percell
                                            James S. Percell
                                            Chairman of the Board and President

April 25, 2001
Houston, Texas

                         ENVIRONMENTAL SAFEGUARDS, INC.
                        2600 SOUTH LOOP WEST, SUITE 645
                              HOUSTON, TEXAS 77054

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 22, 2001

     This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors of Environmental Safeguards, Inc., a Nevada corporation, for their use at the Annual Meeting of stockholders to be held at the Holiday Inn Astrodome, 8111 Kirby Drive, Houston, Texas on June 22, 2001 at 10:00 AM (CST), and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders ("Notice"). This proxy statement and the accompanying form of proxy ("Proxy") are first being mailed to our stockholders on or about April 30, 2001. The cost of solicitation of proxies is being borne by us.

     The close of business on April 27, 2001, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of record date, there were 10,112,144 shares of Common Stock, par value $0.001 per share issued and outstanding, and 2,733,686 shares of Series B Convertible Preferred Stock issued and outstanding. Series B Convertible Preferred Stock may vote on all matters except the election of Directors that are voted on by holders of Common Stock only. Series B Convertible Preferred Stock holders, however, have the right to vote separately, as a class, for the election of one Director.

     The presence, in person or by proxy, of at least one-third of the total outstanding shares of Common Stock and Series B Convertible Preferred Stock on the record date is necessary to constitute a quorum at the Annual Meeting.

     Each share is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting, except for the election of Directors, upon which the Series B Convertible Preferred stockholders are not entitled to vote. The Series B Convertible Preferred stockholders, however, have the right to vote separately, as a class, for the election of one Director. Each nominee for Director named in Number 1A must receive a majority of the Common Stock votes cast in person or by proxy in order to be elected. Stockholders may not cumulate their votes for the election of Directors. Each nominee for Director named in Number 1B must receive a majority of the Series B Convertible Preferred Stock votes cast in person or by proxy in order to be elected.

     The affirmative vote of a majority of the shares of Common Stock and Series B Convertible Preferred Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Numbers 2 and 3 set forth in the accompanying Notice.

     All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (I) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, AND (II) FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001. The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

     Different forms of proxies (collectively the "Proxy") are being sent to holders of Common Stock and holders of Series B Convertible Preferred Stock to facilitate class voting for directors.

     The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (a) by execution and submission of a revised proxy, (b) by written notice to our Secretary, or (c) by voting in person at the Annual Meeting.

--------------------------------------------------------------------------------

             (1A) TO ELECT THREE (3) DIRECTORS FOR THE ENSUING YEAR
                         BY THE VOTING OF COMMON STOCK
--------------------------------------------------------------------------------

NOMINEES FOR DIRECTORS BY THE VOTING OF COMMON STOCK

     The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as proxies (the "Proxies") and will vote the shares represented by valid proxies at the Annual Meeting of Stockholders and adjournments thereof. They have indicated that, unless otherwise specified in the Proxy, they intend to elect as Directors by the voting of Common Stock the nominees listed below. All the nominees are presently members of the Board of Directors. Each duly elected Director will hold office until his successor shall have been elected and qualified.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy for the election of the Common Stock Board representatives will be voted for the election by the voting of Common Stock for the nominees listed below. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE BY THE COMMON STOCKHOLDERS FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

     JAMES S. PERCELL, age 58, serves as Director, Chairman, CEO and President and also serves as President of our subsidiaries, NFE and OnSite. Mr. Percell became a director and President, Chief Executive Officer and a director of NFE in November, 1995. Mr. Percell became President and CEO in January, 1996. Mr. Percell also serves as President of Percell & Associates, a project developer of facilities in the hydrocarbon industry. From 1985-1993, Mr. Percell served as Vice-President of Belmont Constructors, Inc., a heavy industrial contractor. From 1982-1984, he served as President of Capital Services Unlimited, an international supply company for refining, petrochemical and oil field compressor stations, modular refineries and modular oilfield components. From 1977-1980, Mr. Percell served as President of Percell & Lowder, Inc., an oilfield fabricator of onshore and offshore facilities, and from 1960-1977, he served as project manager for various onshore and offshore projects. He attended Amarillo College in Amarillo, Texas.

     BRYAN SHARP, age 57, has served as a Director since November, 1995. Mr. Sharp is a member of our audit committee. Mr. Sharp is a self-employed environmental consultant. Mr. Sharp previously served as Principal-in-Charge and Director of Espey, Huston & Associates, Inc. ("EH&A"), an environmental consulting company, and from 1990-1993, he served as President of EH&A. Mr. Sharp has also been employed by North Texas State University, the Department of the Interior, and the University of Texas. Mr. Sharp has a B.S. degree in Education from North Texas State University, a M.S. degree in Biology from North Texas State University and studied for his Ph.D. in Zoology from The University of Texas at Austin.

     ALBERT M. WOLFORD, age 79, has served as Director since August 5,1997. Mr. Wolford is a member of our compensation and audit committees, and previously served as our Secretary. Mr. Wolford has been an independent business consultant since 1988. From 1970 to 1988, Mr. Wolford served with Texas United Corporation as a director, a member of the executive committee, senior vice-president, and as the chairman of the executive development and compensation committees. As a senior vice-president of Texas United Corporation, Mr. Wolford served its subsidiaries as president and CEO of Texas United Chemical Corporation, as the chairman, president and CEO of United Salt Corporation, and as the president of American Borate Corporation. He has also served the Texas Chemical Council, an industry trade group, as a director, a member of its executive committee, and as secretary-treasurer. Mr. Wolford served as a member of the executive committee of the Salt Institute, an industry trade group. Mr. Wolford is a graduate of The University of Texas.

--------------------------------------------------------------------------------

              (1B) TO ELECT ONE (1) DIRECTOR FOR THE ENSUING YEAR
                  BY THE VOTING OF SERIES B CONVERTIBLE STOCK
--------------------------------------------------------------------------------

NOMINEES FOR DIRECTOR BY THE VOTING OF SERIES B CONVERTIBLE STOCK

     The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as proxies (the "Proxies") and will vote the shares represented by valid proxies at the Annual Meeting of Stockholders and adjournments thereof. They have indicated that, unless otherwise specified in the Proxy, they intend to elect as Director by the voting of Series B Convertible Stock the nominee listed below. The nominee is presently a member of the Board of Directors. The duly elected Director will hold office until his successor shall have been elected and qualified.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy for the election of the Series B Convertible Stock Board representative will be voted for the election by the voting of Series B Convertible Stock of the nominee listed below. Although the Board of Directors do not contemplate that the nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person as may be nominated by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION BY THE VOTING OF SERIES B CONVERTIBLE STOCK OF THE NOMINEE LISTED BELOW.

     DAVID L. WARNOCK, age 43, was appointed as Director in December, 1997 in connection with the December, 1997 financing. Mr. Warnock is a member of our audit and compensation committees. Mr. Warnock is a founding partner of Cahill, Warnock & Company, L.L.C., an asset management firm established in 1995 to invest in small public companies. From 1983 to 1995, Mr. Warnock was with T. Rowe Price Associates in senior management positions including President of the corporate general partner of T. Rowe Price Strategic Partners I and T. Rowe Price Strategic Partners II, and as the Executive Vice-president of T. Rowe Price New Horizons Fund. Mr. Warnock also serves on the Boards of Directors of other public and private companies. Mr. Warnock received a Bachelor of Arts Degree, History, from the University of Delaware and a Masters Degree, Finance, from the University of Wisconsin.

EXECUTIVE OFFICERS

     In addition to Mr. Percell, our Chief Executive Officer, the following person serves as an executive officer:

     RONALD L. BIANCO, age 54, joined us in April 1997 as Chief Financial Officer. Mr. Bianco is presently the C.F.O., Treasurer and Secretary of our company. From 1975 through 1991, Mr. Bianco was with Dresser Industries where he served as Controller of Dresser Rand Power in Norway, as Controller for North America Operations of Dresser Masonelian Valve and in other division and headquarters assignments. From 1992 through 1993, Mr. Bianco was an independent business consultant. From 1994 through 1996, Mr. Bianco served as C.F.O. of Sweco Oilfield Services. Mr. Bianco received his B.B.A. in accounting in 1970 from St. Bonaventure University in Olean, New York, and his M.B.A. in 1983 from Southern Methodist University in Dallas, Texas.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     James S. Percell is the only director who also serves as an officer. In 1997, our board established an independent compensation committee whose present members are David L. Warnock and Albert Wolford. Also in 1997, our board established an independent audit committee whose present members are David L. Warnock, Bryan Sharp and Albert M. Wolford. We held six meetings of the board during the period covered by the fiscal year ended December 31, 2000. All four Directors were present for at least 75% of the meetings. Our compensation committee met three times during 2000 (both members were present for each meeting); and our audit committee met four times during 2000 (all three members were present for at least 75% of those meetings).

AUDIT COMMITTEE REPORT

     In May 2000, our audit committee established, and our board adopted, a formal charter that conforms to the Securities and Exchange Commission ("SEC") approved American Stock Exchange ("Amex") guidelines. A copy of the charter of the audit committee adopted by our board is attached as Annex A to this Proxy Statement.

     Our audit committee is primarily responsible for assisting the board in monitoring the quality and integrity of our accounting, auditing and financial reporting practices and the independence of our independent accountants which are hired to audit our financial statements. Our committee conducts an annual review of its charter to assess its adequacy, such as in adopting the SEC-approved Amex guidelines in our May 2000 revision of our charter.

     We are responsible for preparing our financial statements and our independent accountants PricewaterhouseCoopers LLP ("PwC") are responsible for auditing those financial statements and issuing a report thereon. Accordingly, our audit committee's responsibility is one of oversight. In this regard, our committee discussed with PwC, our independent accountants for 2000, those matters PwC communicated to and discussed with our committee under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by the Statement on Auditing Standards No. 61, "Communication with Audit Committees." Those communications and discussions were intended to assist the committee in overseeing the financial reporting and disclosure process. Our committee also discussed with PwC its independence from us, and received a written statement from PwC concerning independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." This discussion and disclosure informed our audit committee of the independence of PwC and assisted our audit committee in evaluating such independence. Our audit committee also considered whether the provision of services by PwC not related to the audit of our financial statements and to the review of our interim financial statements is compatible with maintaining the independence of PwC. Finally, our audit committee reviewed and discussed with our management, our internal auditors and PwC our audited consolidated balance sheet as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 2000. PwC informed our audit committee that our audited financial statements had been prepared in accordance with accounting principles generally accepted in the United States.

     Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by our audit committee, our committee recommended to our board, and our board approved, that those financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000.

DIRECTOR COMPENSATION

     We do not currently pay any cash director's fees. However, we pay the expenses, if any, of our directors in attending board meetings. In 1998, our board adopted a stock option plan (as detailed below) which included participation in the plan by directors.

EXECUTIVE COMPENSATION

     Mr. James Percell became Chief Executive Officer in January, 1996. Our employment contract with Mr. Percell (the "Employment Agreement"), which commenced in April 1997, has a term of three years. The Employment Agreement automatically extends, unless terminated by us or Mr. Percell (upon at least thirty days written notice prior to the end of the initial term or any additional one-year term), for additional successive one year periods after the initial three year term. Mr. Percell's employment contract provides that he receive annual compensation in the amount of $125,000. In November, 1997, the Board of Directors increased Mr. Percell's annual compensation to $250,000, however, during 1998 Mr. Percell agreed to reduce his annual compensation to $180,000.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                   COMPENSATION
                                   ANNUAL COMPENSATION                      PAYOUTS
                                                     OTHER      AWARDS     SECURITIES               ALL
      NAME AND                                      ANNUAL    RESTRICTED   UNDERLYING              OTHER
      PRINCIPAL                                     COMPEN-     STOCK       OPTIONS/     LTIP     COMPEN-
      POSITION         YEAR     SALARY     BONUS    SATION      AWARDS        SARS      PAYOUTS   SATION
James S. Percell       2000    $180,000     -0-       -0-        -0-            -0-       -0-       -0-
CHIEF                  1999    $180,000     -0-       -0-        -0-            -0-       -0-       -0-
EXECUTIVE              1998    $209,167     -0-       -0-        -0-        201,775       -0-       -0-
OFFICER

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

       NAME AND          NUMBER OF       PERCENT OF                                  POTENTIAL REALIZABLE VALUE AT
      PRINCIPAL          SECURITIES        TOTAL                                        ASSUMED ANNUAL RATES OF
       POSITION          UNDERLYING     OPTIONS/SARS                                  STOCK PRICE APPRECIATION FOR
                        OPTIONS/SARS     GRANTED TO                                           OPTION TERM:
                          GRANTED        EMPLOYEES
                                         IN FISCAL      EXERCISE OF    EXPIRATION
                                            YEAR        BASE PRICE        DATE            5%               10%
"No Options/SAR Grants made during 2000"

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED              IN-THE-MONEY
         NAME AND              SHARES                            OPTIONS/SARS AT                OPTIONS/SARS AT
         PRINCIPAL           ACQUIRED ON       VALUE             FISCAL YEAR-END                FISCAL YEAR-END
         POSITION             EXERCISE        REALIZED      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
James S. Percell                 (*)            (*)                1,303,042/0                      -0-/-0-
CHIEF EXECUTIVE OFFICER

---------------

(*) Did not exercise any options.

1998 STOCK OPTION PLAN

     While we have been successful in attracting and retaining qualified personnel, we believe that our future success will depend in part on its continued ability to attract and retain highly qualified personnel. We pay wages and salaries which we believe are competitive. We also believe that equity ownership is an important factor in our ability to attract and retain skilled personnel, and on December 9, 1998, the Board of Directors approved the 1998 Stock Option Plan (the "Plan") which was approved by the Stockholders at our 1999 annual meeting of stockholders. The Plan will allow Incentive Stock Options as determined by the Compensation Committee, or the Board of Directors if there is no compensation committee (the "Committee"). The Board of Directors has reserved 800,000 shares of Common Stock for issuance pursuant to the Plan. The purpose of the Plan is to foster and promote our financial success and increase stockholder value by enabling eligible key employees, directors and consultants to participate in our long-term growth and financial success of the Company.

     ELIGIBILITY. The Plan is open to key employees (including officers and directors) and our consultants and affiliates ("Eligible Persons").

     TRANSFERABILITY.  The grants are not transferrable.

     CHANGES IN CAPITAL STRUCTURE. The Plan will not effect our right to authorize adjustments, recapitalizations, reorganizations or other changes in our capital structure. In the event of an adjustment, recapitalization or reorganization the award shall be adjusted accordingly. In the event of a merger, consolidation, or liquidation, the Eligible Person will be eligible to receive a like number of shares of stock in the new entity. The board may waive any limitations imposed under the Plan so that all options are immediately exercisable.

     OPTIONS.  The Plan provides for both Incentive and Nonqualified Stock
Options.

     Option price. Incentive options shall be not less than the greater of (i) 100% of fair market value on the date of grant, or (ii) the aggregate par value of the shares of stock on the date of grant. The Compensation Committee, at its option, may provide for a price greater than 100% of fair market value. The price for Incentive Stock Options for Stockholders owning 10% or more of our shares ("10% Stockholders") shall be not less than 110% of fair market value.

     Amount exercisable-incentive options. In the event an Eligible Person exercises incentive options during the calendar year whose aggregate fair market value exceeds $100,000, the exercise of options over $100,000 will be considered non qualified stock options.

     Duration. No option may be exercisable after the expiration date as set forth in the option agreement.

     Exercise of Options. Options may be exercised by written notice to our President with:

(i) cash, certified check, bank draft, or postal or express money order payable to Environmental Safeguards, Inc. for an amount equal to the option price of the shares;

(ii)  stock at its fair market value on the date of exercise;

(iii) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Compensation Committee);

(iv) an election to have shares of stock, which otherwise would be issued on exercise, withheld in payment of the exercise price (if approved in advance by the Compensation Committee); and/or

(v) any other form of payment which is acceptable to the Compensation Committee, including without limitation, payment in the form of a promissory note, and specifying the address to which the certificates for the shares are to be mailed.

    TERMINATION OF OPTIONS.

     Termination of Employment. Any Option which has not vested at the time the Optionee ceases continuous employment for any reason other than death, disability or retirement shall terminate upon the last day that the Optionee is employed by us. Incentive Stock Options must be exercised within three months of cessation of Continuous Service for reasons other than death, disability or retirement in order to qualify for Incentive Stock Option tax treatment. Nonqualified Options may be exercised any time during the Option Period regardless of employment status.

     Death. Unless the Option expires sooner, the Option will expire one year after the death of the Eligible Person.

     Disability. Unless the Option expires sooner, the Option will expire one year after the disability of the Eligible Person.

     Retirement. Any Option which has not vested at the time the Optionee ceases continuous employment due to retirement shall terminate upon the last day that the Optionee is employed by us. Upon retirement Incentive Stock Options must be exercised within three months of cessation of Continuous Service in order to qualify for Incentive Stock Option tax treatment. Nonqualified Options may be exercised any time during the Option Period regardless of employment status.

     AMENDMENT OR TERMINATION OF THE PLAN. The Committee may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Exchange Act, no amendment that would (a) materially increase the number of shares of stock that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan, shall be made without the approval of our Stockholders; provided further, however, that to the extent required to maintain the status of any incentive option under the Code, no amendment that would (a) change the aggregate number of shares of stock which may be issued under incentive options, (b) change the class of employees eligible to receive incentive options, or (c) decrease the option price for incentive options below the fair market value of the stock at the time it is granted, shall be made without the approval of the Stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding incentive option as in the opinion of our counsel may be necessary or appropriate from time to time to enable any incentive option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment. No amendment, suspension or termination of the Plan shall act to impair or extinguish rights in Options already granted at the date of such amendment, suspension or termination.

                             Options Granted Under
                             1998 Stock Option Plan

     The following sets forth the options granted under our 1998 Stock Option
Plan:

        NAME AND POSITION                                     DOLLAR VALUE(1)       NUMBER OF OPTIONS
----------------------------------                            ---------------       -----------------
James S. Percell, CEO                                            $210,937                125,000

Executive Group                                                  $210,937                125,000

Non-executive Director Group                                     $101,250                 60,000

Non-executive Officer
       Employee Group                                            $611,720                362,500

---------------
(1) Dollar value was calculated based on the exercise price of $1.6875, which was also the market value per share on the date of the grants.

STOCK PRICE PERFORMANCE GRAPH

     The performance graph as set forth below compares the cumulative total stockholder return of our Common Stock from December 31, 1995 through December 31, 2000, with Standard & Poors 500 Index (our Broad Market Index) and with Standard & Poors Oil Composite Index (our Peer Group Index). The graph assumes that the value of the investment in our Common Stock and each index was $100 on December 31, 1995, and that all dividends, if any, were reinvested. The comparisons in this table are not intended to forecast or be indicative of possible future price performance.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN OF
ENVIRONMENTAL SAFEGUARDS, INC., THE S&P 500 INDEX (BROAD
MARKET INDEX), AND THE S&P OIL COMPOSITE INDEX (PEER GROUP INDEX)

                                             1995   1996   1997   1998   1999   2000
                                             ----   ----   ----   ----   ----   ----
Environmental Safeguards, Inc..............  100    364    379    152     98     23
Broad Market Index.........................  100    120    157    200    238    214
Peer Group Index...........................  100    120    143    152    174    184

[STOCK PRICE PERFORMANCE GRAPH]

                                                ENVIRONMENTAL SAFEGUARDS,
                                                          INC.                 BROAD MARKET INDEX           PEER GROUP INDEX
                                                -------------------------      ------------------           ----------------
1995                                                     100.00                      100.00                      100.00
1996                                                     364.00                      120.00                      120.00
1997                                                     379.00                      157.00                      143.00
1998                                                     152.00                      200.00                      152.00
1999                                                      98.00                      238.00                      174.00
2000                                                      23.00                      214.00                      184.00

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 24, 2001, with respect to the beneficial ownership of shares of Common Stock by (i) each person who is known by us to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all executive officers and directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown.

                                     NUMBER OF              PERCENT      CLASS OF
              NAME                SHARES OWNED(1)           OF CLASS    SECURITIES
              ----                ---------------           --------   ------------
James S. Percell                     1,486,960(2)             13.0%    Common Stock
2600 South Loop West, Ste #645
Houston, Texas 77054

Bryan Sharp                          1,132,264(3)(11)         10.1%    Common Stock
3200 Wilcrest, #200
Houston, Texas 77042

Albert M. Wolford                      109,346(4)(11)          1.1%    Common Stock
2600 South Loop West, Ste #645
Houston, Texas 77054

David L. Warnock                     7,592,745(5)(6)(7)(11)   42.9%    Common Stock
One South Street, Ste #2150
Baltimore, Maryland 21202

Edward L. Cahill                     7,572,745(5)(6)(7)       42.8%    Common Stock
One South Street, Ste #2150
Baltimore, Maryland 21202

Cahill, Warnock Strategic
  Partners Fund, L.P.                7,572,745(5)(6)(7)       42.8%    Common Stock
One South Street, Ste #2150
Baltimore, Maryland 21202

Strategic Associates, L.P.           7,572,745(5)(6)(7)       42.8%    Common Stock
One South Street, Ste #2150
Baltimore, Maryland 21202

Cahill, Warnock & Company, L.L.C     7,572,745(5)(6)(7)       42.8%    Common Stock
One South Street, Ste #2150
Baltimore, Maryland 21202

Cahill, Warnock Strategic
  Partners, L.P.                     7,572,745(5)(6)(7)       42.8%    Common Stock
One South Street, Ste #2150
Baltimore, Maryland 21202

Ronald L. Bianco                       119,516(9)              1.2%    Common Stock
2600 South Loop West, Ste 645
Houston, Texas 77054

Newpark Resources, Inc.              6,815,484(6)(8)(10)      40.3%    Common Stock
3850 N. Causeway, Ste #1770
Metairie, LA 70002-1756

                                     NUMBER OF              PERCENT      CLASS OF
              NAME                SHARES OWNED(1)           OF CLASS    SECURITIES
              ----                ---------------           --------   ------------
Nadia, L.L.C                           593,500                 5.9%    Common Stock
Grosvenot Trust Co.
33 Church Street
Hamilton, Bermuda

All officers and directors as a
  Group (5 persons)                 10,440,831                51.4%    Common Stock

---------------

 (1) Under the rules of the Securities and Exchange Commission (the "Commission"), a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the Commission's rules and are, accordingly, included as shares beneficially owned.

 (2) Includes an option to purchase 800,000 shares of our Common Stock at $0.60 per share, and options to purchase 378,022 shares of our Common Stock at $1.44 per share. Also includes an option to purchase 125,000 shares of our Common Stock at $1.69 per share. These options are fully vested and immediately exercisable.

 (3) Includes an option to purchase 800,000 shares of our Common Stock at $0.60 per share, an option to purchase 301,267 shares of our Common Stock at $3.00 per share, and an option to purchase 10,997 shares of our Common Stock at $5.00 per share. These options are fully vested and immediately exercisable.

 (4) Includes options to purchase 43,346 shares of our Common Stock at $1.44 per share. These options are fully vested and immediately exercisable.

 (5) Includes 1,722,900 shares of Series B Convertible Preferred Stock and warrants to purchase 513,572 shares of our Common Stock at $0.01 per share issued to Cahill, Warnock Strategic Partners Fund, L.P. ("Cahill Warnock Fund"), whose sole general partner is Cahill, Warnock Strategic Partners, L.P. ("Cahill Warnock Partners"). In addition, includes 95,464 shares of Series B Convertible Preferred Stock and warrants to purchase 28,457 shares of our Common Stock at $0.01 per share issued to Strategic Associates, L.P. ("Strategic Associates"), whose sole general partner is Cahill, Warnock & Company, L.L.C. ("Cahill Warnock"). Each share of Series B Convertible Preferred Stock is immediately convertible into one share of our Common Stock, subject to adjustment under certain conditions. The warrant is fully vested and immediately exercisable. David L. Warnock and Edward L. Cahill are the sole general partners of Cahill Warnock Partners and the sole members of Cahill Warnock. David L. Warnock and Edward L. Cahill are control persons of Cahill Warnock Fund, Cahill Warnock Partners, Strategic Associates, and Cahill Warnock. David L. Warnock, Edward L. Cahill, Cahill Warnock Fund, Cahill Warnock Partners, Strategic Associates and Cahill Warnock have shared voting power and shared dispositive power of these shares and each disclaim beneficial ownership of the shares and warrants, except with respect to their pecuniary interest therein, if any.

 (6) Not included herein are warrants for up to a total of 188,571 shares of our Common Stock which are issuable if loans made pursuant to the Loan Agreement are not repaid in full by December 17, 2001.

 (7) Includes 4,938,703 shares of our Common Stock which would arise upon the conversion of 182,732 shares of our Series D Convertible Preferred Stock, issued to the Cahill Warnock Fund, whose sole general partner is Cahill Warnock Partners. Also includes 273,649 shares of our Common Stock which would arise upon the conversion of 10,125 shares of our Series D Convertible Preferred Stock, issued to Strategic Associates, whose sole general partners is Cahill Warnock. These Preferred shares are immediately convertible into our Common Stock.

 (8) Includes 5,405,405 shares of our Common Stock which would arise upon the conversion of 200,000 shares of our Series D Convertible Preferred Stock, issued to Newpark Resources, Inc. These Preferred shares are immediately convertible into our Common Stock.

 (9) Includes an option to purchase 69,516 shares of our Common Stock at $1.44 per share. Also includes an option to purchase 50,000 shares of our Common Stock at $1.69 per share. These options are fully vested and immediately exercisable.

(10) Includes 847,975 shares of Series B Convertible Preferred Stock which are immediately convertible into shares of Common Stock. The number of shares of Common Stock into which each share of Preferred Stock may be converted is presently one share of Common Stock for each share of Series B Convertible Preferred Stock, subject to adjustment under certain conditions. Also includes warrants to purchase 562,104 shares of our Common Stock at $0.01 per share. The warrant is fully vested and immediately exercisable.

(11) Also includes an option to purchase 20,000 shares of our Common Stock at $1.69 per share. These options are fully vested and immediately exercisable.

     We know of no arrangement or understanding which may at a subsequent date result in a change of control.

RELATED TRANSACTIONS

     Our Board of Directors has adopted a policy that our affairs will be conducted in all respects by standards applicable to publicly-held corporations and that we will not enter into any transactions and/or loans between us and our officers, directors and 5% stockholders unless the terms are no less favorable than could be obtained from independent, third parties and will be approved by a majority of our independent, disinterested directors.

     In December, 1997, we sold $8,000,000 of new Series B Convertible Preferred Stock and Series C Preferred Stock to an investor group ("Investor Group") consisting of Cahill, Warnock Strategic Partners Fund, L.P., Strategic Associates, L.P., Newpark Resources, Inc. and James H. Stone, who is the Chairman of Stone Energy Corporation, and we obtained a loan of $6,000,000 from the same investor group. Pursuant to this financing, David L. Warnock, a member of Cahill, Warnock & Co., which is the general partner of Cahill, Warnock Strategic Partners Fund, L.P., was appointed a Director. Subsequently, in June, 1998, we obtained an additional loan of $5,000,000 from the same investor group.

     In December, 1998, we and an investor formed OnSite Arabia, Inc. ("OnSite Arabia"), a Cayman Island company for the purpose of providing environmental remediation, reclamation and recycling services in Saudi Arabia, Qatar, Yemen, the United Arab Emirates, Bahrain, Kuwait and Oman. We own 50% of OnSite Arabia. Concurrent with the formation of OnSite Arabia, we sold 500,000 shares of our Common Stock in a private placement to an investor who is an affiliate of an investor in OnSite-Arabia, Inc. at a purchase price of $1.50 per share for total cash consideration of $750,000.

     In December 1998, we redeemed 1,037,736 shares of our Series B Convertible Preferred stock from a related party, Newpark Resources, Inc.("Newpark"), a New York Stock Exchange listed company, in consideration for certain receivables due to us from Newpark. This transaction had the combined effect of reducing our working capital and stockholders' equity by approximately $1,100,000, and a reduction in common stock equivalents of 1,037,736 shares on a fully diluted basis. After the 1,037,736 share redemption, Newpark continues to hold 847,975 shares of our Series B Convertible Preferred stock.

     In August 2000, as part of a plan to deal with liquidity issues, we obtained a six-month deferral for payment of the quarterly installment on our long-term debt of $692,623 including interest, that was due September 4, 2000, a six-month deferral for payment of the principal-only portion of the quarterly installment on our long-term debt that was due December 4, 2000 in the amount of $540,642 and a six-month deferral for payment of the dividend on Series D preferred stock that was due October 1, 2000 in the amount of $112,444. In order to obtain the deferrals, we exchanged 400,000 newly issued shares of Series D convertible Preferred Stock for all issued shares of Series C non-convertible Preferred Stock held by our primary lender. The conversion feature associated with the 400,000 shares of Series D Preferred Stock was valued at $168,000 based on an independent appraisal. The value of the conversion feature, representing unaccreted discount, is being amortized to expense over the remaining fifteen-month term of the debt using the effective interest method.

     Effective March 1, 2001, we entered into an agreement (the "Agreement") with our primary lenders and holders of our outstanding preferred stock that provided us with increased financial flexibility to continue our pursuit of new market opportunities. The Agreement provides for a three-month deferral of all principal and interest payments (both currently due and previously deferred) due in March on our senior secured debt. At the end of the deferral period, if we are engaged in good faith negotiations for our sale, the sale of one of our subsidiaries, the sale of substantially all of one of our subsidiary's assets, or the sale of substantially all assets of our subsidiaries ("Financing Transaction"), then all deferrals will be extended to July 8, 2001 and from month to month thereafter until the consummation of the Financing Transaction or the termination of the good faith negotiations. Also, we received a three-month deferral of preferred dividends due in March, with a possible continuing deferral on the same basis as the senior secured debt. The Agreement was designed to allow us to conserve working capital while strategic plans are being considered.

     In exchange for the deferral of senior secured debt and preferred stock dividend payments, the conversion price of the Series D Preferred Stock was reset at the default rate or $0.37 per share. This change in the conversion price results in further dilution to our stockholders. We believe the value attributable to the change in conversion feature should not have a material effect on our financial position, results of operations or cash flows.
--------------------------------------------------------------------------------

           (2) TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
                           AS INDEPENDENT ACCOUNTANTS
                 FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.
--------------------------------------------------------------------------------

     The Board of Directors has selected PricewaterhouseCoopers LLP ("PwC") as our independent accountants for the current fiscal year. The Board of Directors wishes to obtain from the Stockholders a ratification of their action in appointing PwC as independent accountants for the fiscal year ending December 31, 2001. Such ratification requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

     In the event the appointment of PwC as independent accountants is not ratified by the Stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other independent accountants for the fiscal year ending December 31, 2001.

     A representative of PwC is expected to be present at the Annual Meeting, and PwC will have an opportunity to make a statement at the meeting. In addition, PwC is expected to be available for responses to appropriate questions at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR ENDING DECEMBER 31, 2001.

     There have been no changes in or disagreements with our independent accountants regarding accounting and financial disclosure matters.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

  Audit Fees

     The aggregate fees for professional services rendered by PwC for the audit of our financial statements for the year ended December 31, 2000 and the reviews of our financial statements included in our Forms 10-Q for such year were approximately $128,000.

  Financial Information Systems Design and Implementation Fees

     PwC did not provide us any financial information systems design and implementation services as defined in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for the year ended December 31, 2000.

  All Other Fees

     The aggregate fees for all other services rendered by PwC for the year ended December 31, 2000 were approximately $10,000.
--------------------------------------------------------------------------------

                               (3) OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgement on such matters.

                        FUTURE PROPOSALS OF STOCKHOLDERS

     The deadline for stockholders to submit proposals to be considered for inclusion in the Proxy Statement for the year 2002 Annual Meeting of Stockholders is September 28, 2001.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ James S. Percell
                                            Chairman of the Board and President

Houston, Texas

                                    ANNEX A
                         ENVIRONMENTAL SAFEGUARDS, INC.
                            Audit Committee Charter
                 Adopted by the Board of Directors May 30, 2000

ORGANIZATION.

     There shall be a committee of our board of directors ("board") to be known as the audit committee ("committee"). This charter governs the operations of the committee. The committee shall review and reassess the charter at least annually and obtain the approval of our board. The committee shall be appointed by our board and shall be comprised of at least three directors, each of whom are independent of our management and our company.

     Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from our management and our company. Examples of such relationships include a director who has: (i) been employed by us or any of our affiliates for the current year or any of the past three years; (ii) accepted any compensation from us or any of our affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);
(iii) an immediate family member who is, or has been in any of the past three years, employed by us or any of our affiliates as an executive officer; (iv) been a partner, controlling shareholder or an executive officer of any for-profit business to which our company has made, or from which we have received, payments (other than those which arise solely from investments in our company's securities) that exceed five percent of our consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or (v) been employed as an executive of another entity where any of our executives serve on that entity's compensation committee. Under exceptional and limited circumstances, however, the SEC-approved Amex rules allow for one non-independent member to serve on the committee, provided that the board determines it to be in the best interests of our company and our shareholders, and our board discloses the reasons for the determination in our company's next annual proxy statement. Current employees or officers, or their immediate family members, however, are not able to serve on the committee under this exception.

     All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one members shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     Our committee shall provide assistance to our board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to our financial statements and our financial reporting process, our systems of internal accounting and financial controls, our audit function, and the annual independent audit of our financial statements. In doing so, it is the responsibility of our committee to maintain free and open communication between themselves, our independent auditors, our internal auditors and our management. In discharging their oversight role, our committee is empowered to investigate any matter brought to their attention within the scope of their duties with full access to all books, records, facilities, and personnel, and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of our committee is to oversee our financial reporting process on behalf of the board and report the results of their activities to our board. Our management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements. Our committee, in carrying out their responsibilities, believe their policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. Our committee should oversee management's efforts to take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of our committee in carrying out their oversight responsibilities. The processes are set forth as a guide with the understanding that our committee may supplement them as appropriate.

1. Our committee shall have a clear understanding with management and our independent auditors that our independent auditors are ultimately accountable to our board and our committee, as representatives of our shareholders. Our committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace our independent auditors. Our committee shall discuss with our auditors their independence from our management and our company and the matters included in the written disclosures required by the Independence Standards Board. Annually, our committee shall review and recommend to our board the selection of our independent auditors, subject to shareholder approval.

2. Our committee shall discuss with our management, our internal auditors, and our independent auditors the adequacy and effectiveness of our accounting and financial controls. Further, our committee shall meet separately with our internal auditors and our independent auditors, with and without our management present, to discuss the results of their examinations.

3. Our committee shall review our interim financial statements with our management and our independent auditors prior to the filing of our Quarterly Report on Form 10-Q, either telephonically or in person. Also, our committee shall discuss the results of the quarterly review and any other matters required to be communicated to our committee by our independent auditors under generally accepted auditing standards. The chairperson of our committee may represent our entire committee for the purposes of this review.

4. Our committee shall review with management and our independent auditors the financial statements to be included in our Annual Report on Form 10-K, either telephonically or in person, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in our financial statements. Also, our committee shall discuss the results of our annual audit and any other matters required to be communicated to our committee by our independent auditors under generally accepted auditing standards.

                                      PROXY

                      FOR VOTING BY HOLDERS OF COMMON STOCK

                         ENVIRONMENTAL SAFEGUARDS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 22, 2001

    The undersigned hereby appoints James S. Percell and Ronald L. Bianco, and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Environmental Safeguards, Inc. held of record by the undersigned on April 27, 2001 at the Annual Meeting of Stockholders to be held on June 22, 2001 at 10:00 AM at the Holiday Inn Astrodome, 8111 Kirby Drive, Houston, Texas, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1A, AND FOR THE RATIFICATION IN NUMBER 2.

1A. ELECTION OF OUR DIRECTORS. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR OTHERWISE STRIKE, THAT NOMINEE'S NAME IN THE LIST BELOW.)

[ ] FOR all nominees listed below            [ ]  WITHHOLD authority to vote for
    except as marked to the contrary              all nominees below

    James S. Percell         Bryan Sharp     Albert M. Wolford

2. PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

[ ] FOR                 [ ] AGAINST               [ ] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

[ ] FOR                 [ ] AGAINST               [ ] ABSTAIN

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

      Number of Shares of Common Stock Owned           Signature

                                                       (Typed or Printed Name)

                                                       Signature if held jointly

                                                       (Typed or Printed Name)


                                                       DATED:


            THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED
               AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN
                              THIS PROXY PROMPTLY.

                                      PROXY

               FOR VOTING BY HOLDERS OF SERIES B CONVERTIBLE STOCK

                         ENVIRONMENTAL SAFEGUARDS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 22, 2001

    The undersigned hereby appoints James S. Percell and Ronald L. Bianco, and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Series B Convertible Stock of Environmental Safeguards, Inc. held of record by the undersigned on April 27, 2001 at the Annual Meeting of Stockholders to be held on June 22, 2001 at 10:00 AM at the Holiday Inn Astrodome, 8111 Kirby Drive, Houston, Texas, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN NUMBER 1B AND FOR THE RATIFICATION IN NUMBER 2.

1B. ELECTION OF ONE DIRECTOR. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR OTHERWISE STRIKE, THAT NOMINEE'S NAME IN THE LIST BELOW.)

[ ] FOR the nominee listed below              [ ] WITHHOLD authority to vote for
    except as marked to the contrary              all nominees below

                                              David L. Warnock

2. PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

[ ] FOR                 [ ] AGAINST               [ ] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

[ ] FOR                 [ ] AGAINST               [ ] ABSTAIN

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

              Number of Shares of Series B Convertible Stock Owned

                                             (Typed or Printed Name)

                                             Signature if held jointly

                                             (Typed or Printed Name)


                                             DATED:

            THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED
               AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN
                              THIS PROXY PROMPTLY.